Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Ammo, Inc.
Scottsdale, Arizona 85281

We have audited the accompanying balance sheet of Ammo, Inc. as of December 31, 2016, and the related statements of operations, stockholders' equity, and cash flows for the period from October 13, 2016 (Inception) to December 31, 2016. Ammo, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ammo, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period from October 13, 2016 (Inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has yet to commence commercial operations and has not generated any revenue from operations, raising substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ KWCO, PC
KWCO, PC
Odessa, Texas
February 3, 2017

Ammo, Inc.
BALANCE SHEET
December 31, 2016
ASSETS
Current Assets:
Cash	$10,116
Vendor notes receivable, net of allowance for doubtful	2,585,000
collection of $360,993
Vendor advances receivable	89,934
Inventory, at lower cost or market, principally first-in, first-out	219,105

Total Current Assets	2,904,155

Other Assets:
Licensing agreement, net of $-0- of accumulated amortization	125,000

TOTAL ASSETS	$3,029,155

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$57,995
Convertible note payable, net of debt discount	1,518,750
Note payable - related party	960,000

Total Current Liabilities	2,536,745

Shareholders' Equity:
Common Stock, $0.001 par value, 100,000,000 shares authorized
15,754,000 shares issued and outstanding at
December 31, 2016	15,754
Additional paid-in capital	799,180
Stock subscription receivable	(167,500)
Accumulated (Deficit)	(155,024)

Total Shareholders' Equity	492,410

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,029,155

The accompanying notes are an integral part of these financial statements.

Ammo, Inc.
STATEMENTS OF OPERATIONS
For the Period from October 13, 2016 (Inception) to December 31, 2016

Expenses
Corporate general and administrative	$136,274

Loss from Operations	(136,274)

Other Income (Expenses)
Interest expense	(18,750)

Loss before Income Taxes	(155,024)

Provision for Income Taxes	-

Net (Loss)	$(155,024)

(Loss) per share
Basic and fully diluted:
Weighted average number of shares outstanding	15,754,000
(Loss) per share	$(0.01)

The accompanying notes are an integral part of these financial statements

Ammo, Inc.
Statement of Stockholders' Equity
For the Period from October 13, 2016 (Inception) to December 31, 2016

	Common Shares	Additional Paid-In Capital	Subscription Receivable	Accumulated (Deficit)	Total
	Number

Balance as of October 13, 2016	-	$-	$-	$-	$-
Common Stock issued for founder shares	14,934,000	-	-	-	14,934
Common Stock issued for licensing agreement	100,000	124,900	-	-	125,000
Common Stock issued for Cash at $1.25 per Share	720,000	899,280	(167,500)	-	732,500
Organizational and fund raising costs	-	(225,000)	-	-	(225,000)
Net loss for period ended December 31, 2016	-	-	-	(155,024)	(155,024)

Balance as of December 31, 2016	15,754,000	$799,180	$(167,500)	$(155,024)	$492,410

The accompanying notes are an integral part of these financial statements.

Ammo, Inc.
STATEMENTS OF CASH FLOW
For the Period from October 13, 2016 (Inception) to December 31, 2016

Cash flows from operating activities:
Net (loss)	$(155,024)
Debt discount amortization	18,750
Founder shares issued as consulting fees	14,934
Changes in Current Assets and Liabilities
Vendor notes receivable	(1,550,000)
Vendor advances receivable	(89,934)
Inventory	(219,105)
Accounts payable	57,995
Net cash used in operating activities	(1,922,384)

Cash flows from financing activities:
Sale of common stock	732,500
Organizational and fund raising costs	(225,000)
Convertible note payable	1,500,000
Note payable - related party	(75,000)

Net cash provided by financing activities	1,932,500

Net increase in cash	10,116
Cash, beginning of period	-

Cash, end of period	$10,116

Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$-
Income Taxes	$-

Non-cash investing and financing activities:
Vendor notes receivable	$(1,035,000)
Notes payable - related party	1,035,000
Stock subscription receivable	(167,500)
Additional paid-in capital	167,500
Stock issuance	125,000
Licensing agreement	(125,000)
$-

The accompanying notes are an integral part of these financial statements

AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

NOTE 1 – ORGANIZATION AND BUSINESS ACTIVITY

ORGANIZATION AND BUSINESS

Ammo, Inc. is a for-profit corporation established under the incorporation laws of Delaware on October 13, 2016.

Ammo, Inc. is a designer, manufacturer and marketer of performance-driven, high-quality and innovative ammunition products, in the sporting industry in the United States. To maintain the strength of our brands and drive strong revenue growth, we invest in product innovation and technology to improve product performance, quality and affordability while providing great support to our retail partners and our consumers.

Jesse James ("JJ") is a well-known motorcycle and gun designer and is the controlling principal of Jesse James Firearms Unlimited, LLC, ("JJFU") a Texas limited liability company.  Jesse James' name, endorsements and services have commercial value to the Company; therefore, on October 15, 2016, Ammo entered into a licensing agreement with JJ and JJFU.  The licensing agreement includes, among others, the following provisions:

•	The agreement commenced on October 15, 2016.
•
Ammo was granted exclusive worldwide rights to JJ's image rights and any and all trademarks associated with JJ in connection with the marketing, promoting, advertising, sale and commercial exploitation of the Jesse James Branded Products ("Branded Products").

•
Jesse James agreed to make himself available for certain promotional activities and to promote Branded Products through his own social media outlets.  Ammo will reimburse JJ for any out-of-pocket expenses and reasonable travel expenses.

•
JJ was issued 100,000 shares of the Company's common stock upon execution of the licensing agreement and can earn an additional 75,000 shares of common stock if certain gross sales are achieved ($15,000,000 gross sales to receive the total 75,000 shares).

The 100,000 shares of common stock were valued at $1.25 per share and the $125,000 was recognized as an asset and will be amortized over the initial sixty (60) month term of the licensing agreement.

•	Ammo agreed to pay JJ various royalty fees on the sale of ammunition and non-ammunition Branded Products.

On November 21, 2016, Ammo completed and filed with the Federal Bureau of Alcohol Tobacco, Firearms and Explosives an "Application for Federal Firearms License" for the manufacture and importation of ammunition and firearms.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting) and are expressed in U.S. dollars.  The Company has adopted a December 31 year end.

The financial statements and related disclosures as of December 31, 2016 are presented pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Ammo", "we", "us", "our" or the "Company" are to Ammo, Inc.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, October 13, 2016, through December 31, 2016 the Company has accumulated losses of $147,621. Management's plan is to have the Company fully operational in the coming year with substantial sales. Management will continue to raise capital through the sale of equity and/or debt financing as required but there is no certainty that such financing will be available at acceptable terms. These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

 AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management has used estimates in order to determine the timing and collections of the vendor notes receivable.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

Inventory is carried at the lower of cost or market, as determined by the first-in, first-out method and is periodically evaluated for obsolescence.

LICENSING AGREEMENT

The Company issued 100,000 shares of its common stock at the execution date of the licensing agreement with JJ and JJFU.  The shares were valued at $1.25 and the aggregate value of $125,000 was recorded as a licensing agreement asset.  This asset will be amortized over period that will begin when the first ammunition is delivered through September 11, 2021.

IMPAIRMENT OF LONG-LIVED ASSETS

 The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

REVENUE RECOGNITION

Revenue is recognized when the earnings process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the receipt of product by the customer. The earnings process is complete once the customer order has been placed and approved, the product shipped has been received by the customer, and there is reasonable assurance of the collection of the sales proceeds.

ADVERTISING COSTS

The Company expenses advertising costs as they are incurred.  At December 31, 2016 there were no advertising costs.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016.

The carrying value of cash, accounts payable and notes payable approximate their fair value due to the short term of these instruments.

AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for the identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

	Quoted Active Markets for Identified Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total
December 31, 2016	(Level 1)	(Level 2)	(Level 3)
Founder shares issued at par value	-	-	$14,934	$14,934
Shares issued for licensing agreement	-	$125,000	-	$125,000

The founder shares were valued at their par value as this is the minimum value required by law and shares issued for the licensing agreement were valued using the current sales price of common shares.

STOCK-BASED COMPENSATION

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of December 31, 2016, the Company has not issued any stock-based payments to its employees.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

CONCENTRATIONS OF CREDIT RISK

Accounts at banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2016, account balances did not exceed federally insured limits.

AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

LOSS PER COMMON SHARE

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.  The Company does not have any potentially dilutive instruments.

NOTE 3 – VENDOR NOTES RECEIVABLE

Vendor note receivable is composed of the following at December 31, 2016:

Advanced Tactical Armament Concepts, L.L.C. Notes Payable Purchased by Ammo	Amount
Western Alliance Bank	$1,910,993
Less: Allowance for uncollectible amounts	(360,963)
1,550,000
Mansfield, LLC	1,035,000
$2,585,000

On October 24, 2016, Ammo entered into an agreement to purchase from Western Alliance Bank a note payable by Advanced Tactical Armament Concepts, L.L.C. ("ATAC"), which had an outstanding balance of $1,910,993 for $1,550,000, the amount which management has determined to be the asset's fair value on the date of the purchase.  The loan is secured by a master lease agreement (ATAC's manufacturing equipment), all assets of ATAC, and loan guarantees from the principal owners of ATAC.  Ammo's management determined that the value of the purchased note was the value paid to Western Alliance Bank.  Since Ammo, Inc. has estimated the collectible amount as $1,550,000 and that the asset will be collected within twelve (12) months, no interest is being accrued on this note receivable. This promissory note held by Ammo, Inc., between ATAC and Western Alliance Bank is due in full on or before February 28, 2017, and ATAC is expected to make payments in accordance with a forbearance agreement date May 13, 2016.

In October and November 2016, Mansfield L.L.C. ("Mansfield"), a related party, loaned ATAC an original principal of $900,000 and ATAC executed a promissory note payable for that amount. The note payable was secured by all of the assets of ATAC.  On December 16, 2016, Ammo and Mansfield entered into a note purchase and sale agreement.  Ammo purchased the promissory note for $1,035,000 and assumed Mansfield's collateral position.  The Managing Member of Mansfield is related to the President of Ammo.  The $1,035,000 was payable on or before the closing date of the note purchase and sale agreement, however, as of December 31, 2016, only $75,000 of the note balance had been paid.

NOTE 4 – INVENTORY

Until such time as Ammo has received its federal firearms license, all manufacturing of ammunition will be done by a third party.  At December 31, 2016 the inventory balance is composed of:

Raw material purchases	$214,561
Shipping charges	4,544
$219,105

All raw material purchases are sent directly to the third party.

NOTE 5 – CONVERTIBLE NOTE PAYABLE

The Company entered into an agreement for a short-term convertible note payable to an unrelated party on December 22, 2016 with sixty (60) days maturity and a $1,500,000 principal balance.  The note has a one-time fee of $375,000, which is being amortized, as interest, ratably over the sixty (60) day period. The note is convertible into one share of the Company's common stock and one warrant at a conversion price of $1.25 per unit.  Each warrant has an exercise price of $2.50.

AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

NOTE 6 – NOTE PAYABLE – RELATED PARTY

 On December 16, 2016, Ammo and Mansfield entered into a note purchase and sale agreement to purchase a promissory note held by Mansfield, and payable by ATAC.  Ammo purchased the promissory note for $1,035,000. The Managing Member of Mansfield is related to the President of Ammo.  The $1,035,000 was payable on or before the closing date of the note purchase and sale agreement, however, as of December 31, 2016, only $75,000 of the note balance had been paid, leaving a liability of $960,000 payable to Mansfield.

NOTE 7 - CAPITAL STOCK

The authorized capital of the Company is 100,000,000 common shares with a par value of  $0.001 per share.  During the period from October 13, 2016 (inception) to December 31, 2016, the Company sold 720,000 shares of its common stock for $1.25 per share and collected proceeds of $732,500 and recognized a stock subscription receivable of $167,500. In connection with the sale of common stock, the Company issued 720,000 common stock purchase warrants with an exercise price of $2.50 per share and are exercisable for a twenty four (24) month period. The shares were sold in a private placement sale to accredited investors. As of February 3, 2017, the stock subscription receivable has not been collected.

The Company has committed to issue up to an additional 75,000 shares of its common stock based on certain sales performance.

NOTE 8 – FEDERAL INCOME TAXES

Total income tax benefit is less than the amount computed by multiplying the loss before income taxes by the statutory federal income tax rate. The reasons for the difference and the related tax effects for the year ended December 31, 2016.

Net Loss	$155,024
Tax benefit at statutory rates of 34%	52,708
Non-Deductible expenses	(11,632)
Change in valuation allowance	(41,076)

Net income tax benefit	$-

The components of the deferred tax assets are as follows:

Deferred tax assets
Net operating loss carryforward	$(41,076)

Total deferred tax asset	(41,076)
Less: valuation allowance	41,076
$-

The Company has no deferred tax liabilities.

At December 31, 2016, the Company had a federal income tax net operating loss carry forwards of approximately $120,800 to offset future taxable income, which begins to expire in 2036.

The tax year December 31, 2016, our only year of existence, remains subject to examination

AMMO, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2016

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to December 31, 2016 through the date these consolidated financials were available for issuance, the Company sold an additional 529,800 shares of common stock and issued 529,800 common stock purchase warrants for $662,250.

The Company evaluated subsequent events through February 3, 2017, the date the financial statements were issued, and determined that there are not any other items to disclose.